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                                                     EXHIBIT 10.7 OF FORM 10-QSB

                         AMENDMENT OF OPTION AGREEMENT

         THIS FIRST AMENDMENT, made this 17th day of July, 1996 (this "Amendment"), is made to the Kessler Option dated March 21, 1996 (the "Option" or "Option Agreement") by and between PRINCETON DENTAL MANAGEMENT CORPORATION, a Delaware corporation ("Princeton") and Dr. Seymour Kessler ("Optionee").

                                   RECITALS:

         E.  Princeton has issued the Option to Optionee giving
Optionee the right to purchase up to 125,000 shares of Princeton common stock.

         F. Certain lenders of Princeton have required that Optionee forfeit its rights to certain of the Options as a condition of a certain Letter Agreement.

         NOW, THEREFORE, for the reasons stated above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower hereby agree as follows.

                                  AGREEMENTS:

         SECTION 1 Amendments to Option. The Option shall be amended by striking the term "125,000 shares" wherever it appears and substituting in its
place the term "81,000 shares."    Optionee acknowledges and agrees that the
Option shall remain in effect except that Optionee shall only have the right to purchase 81,000 shares upon the terms and conditions stated therein.
Optionee agrees to execute a replacement Option Agreement and cancel the existing Option Agreement upon the request of Princeton.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                          PRINCETON DENTAL MANAGEMENT CORPORATION


                          By:______________________
                          Title:_____________________




                          By:_______________________
                          Title: Dr. Seymour Kessler





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